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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)  December 17, 1997
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                            PROTOKOPOS CORPORATION
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                (Exact name of registrant as specified in its charter)



                                  Delaware
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                 (State or other jurisdiction of incorporation)


             0-23514                                  33-0601497
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   (Commission File Number)                 (IRS Employer Identification No.)


50 Briar Hollow Lane, Suite 515 West, Houston, Texas                   77027
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (800) 734-4460

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        Pursuant to an Agreement and Plan of Reorganization dated December 12, 1997 (the Agreement) the registrant acquired effective December 17, 1997. All of the Capital Stock of The Rockport Group of Texas, Inc., a Nevada Corporation ("Rockport") for 2,940,928 shares of the Registrant's Common Stock. Prior management of the Registrant resigned and was replaced by management of Rockport. Immediately prior to the acquisition the Registrant had 1,019,040 shares outstanding. Based on 3,959,968 shares outstanding, the ownership by executive officers, directors, and holders of more than 5% of the outstanding capital stock of the Registrant are as follows:


     Name, address                 Number of shares
     and Position                  Beneficially held             Percentage
     -------------                 ---------------------         ----------

     Harry M. Neer(1)                    980,310                   24.83%
     President and Director

     Larry K. Hinson(1)                  980,309                   24.83%
     Chief Financial Officer,
     Secretary and Director

     John K. Baldwin                     980,309                   24.83%
     Chairman and Director

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All officers and Directors             2,940,928                   74.26%
as a group


(1)  The address of this person is C/O of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.

         (c)   Exhibits

               2. Plan of acquisition, reorganization, arrangement, liquidation or succession

                     2.1 Agreement and Plan of Reorganization, dated December 12, 1997, between the Registrant and Rockport.



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                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 30,  1997              PROTOKOPOS CORPORATION


                                       By:  /s/  Harry M. Neer
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                                       Harry M. Neer
                                       President






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